UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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CAPITAL SENIOR LIVING CORPORATION

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CAPITAL SENIOR LIVING CORPORATION
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 10, 2005
To the Stockholders of Capital Senior Living Corporation:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Capital Senior Living Corporation, a Delaware corporation (the “Company”), will be held at the Bent Tree Country Club, 5201 Westgrove Drive, Dallas, Texas 75248 at 10:00 a.m. (local time), on the 10th day of May, 2005, for the following purposes:

1. To elect two (2) directors of the Company to hold office until the Annual Meeting to be held in 2008 or until their respective successors are duly qualified and elected;

2. To transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) thereof.
      The Board of Directors has fixed the close of business on March 14, 2005, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the Annual Meeting.
      You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend the meeting in person, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

By Order of the Board of Directors

James A. Stroud
Chairman of the Board and Secretary
April 8, 2005
Dallas, Texas

ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FEES PAID TO INDEPENDENT AUDITORS
OTHER BUSINESS
GENERAL
DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
APPENDIX A

CAPITAL SENIOR LIVING CORPORATION
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 10, 2005
SOLICITATION AND REVOCABILITY OF PROXIES
      The accompanying proxy is solicited by the Board of Directors on behalf of Capital Senior Living Corporation, a Delaware corporation (the “Company”), to be voted at the 2005 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 10, 2005, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted “FOR” the election of directors as set forth on the accompanying Notice.
      The executive offices of the Company are located at, and the mailing address of the Company is, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.
      Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.
      This proxy statement (the “Proxy Statement”) and accompanying form of proxy are being mailed on or about April 8, 2005. The Company’s Summary Annual Report to Stockholders covering the Company’s fiscal year ended December 31, 2004, mailed to the Company’s stockholders on or about April 8, 2005, does not form any part of the materials for solicitation of proxies.
      Any stockholder of the Company giving a proxy has the unconditional right to revoke his or her proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to David R. Brickman, General Counsel, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254; no such revocation shall be effective, however, unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.
      In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of common stock, par value $0.01 per share (the “Common Stock”), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.
      The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of the Company’s Common Stock, and other costs of solicitation, are to be borne by the Company.

QUORUM AND VOTING
      The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 14, 2005 (the “Record Date”). On the Record Date, there were 25,754,447 shares of Common Stock issued and outstanding.
      Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the Annual Meeting, and neither the Company’s Amended and Restated Certificate of Incorporation nor its Amended and Restated Bylaws allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting is required for the election of directors.
      If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. NYSE regulations prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans and certain other matters unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. NASD member brokers are also prohibited from voting on these types of proposals without specific instructions from beneficial holders. An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Each proposal is tabulated separately. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders, whereas broker non-votes are not counted as voting for purposes of determining whether a proposal has received the necessary number of votes for approval of the proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT
      The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of March 14, 2005, by: (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock; (ii) each director of the Company; (iii) each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”); and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, the address of each person listed below is 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.

	Shares Beneficially
	Owned(1)(2)

Name of Beneficial Owner	Number		Percent

James Stroud	5,127,159	(3)	19.8
Dimensional Fund Advisors Inc.	2,150,099	(4)	8.3
Lord Abbett & Co. LLC	2,082,731	(5)	8.1
T. Rowe Price Small-Cap Value Fund, Inc.	1,690,900	(6)	6.6
Wasatch Advisors, Inc.	1,661,695	(7)	6.5
Jon D. Gruber	1,484,000	(8)(9)	5.8
J. Patterson McBaine	1,481,950	(8)(10)	5.8
Harvey Hanerfeld	1,376,600	(11)(12)	5.3
Roger Feldman	1,354,000	(11)(13)	5.3
Gruber and McBaine Capital Management, LLC	1,347,150	(8)	5.2
J. Lynn Rose	1,347,150	(8)	5.2
Eric B. Swergold	1,347,150	(8)	5.2
J.&W. Seligman & Co. Incorporated	1,301,723	(14)	5.1
William C. Morris	1,301,723	(14)	5.1
Lawrence A. Cohen	676,809	(15)	2.6
Keith N. Johannessen	140,196	(16)	*
David R. Brickman	82,324	(17)	*
Ralph A. Beattie	43,010	(18)	*
James A. Moore	35,071	(19)	*
Dr. Victor W. Nee	32,271	(20)	*
Craig F. Hartberg	13,500	(21)	*
Jill M. Krueger	3,000	(22)	*
All directors and executive officers as a group (15 persons)	6,349,279	(23)	23.8

*	Less than one percent.

(1)	Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(2)	Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 25,754,447 shares of Common Stock issued and outstanding on March 14, 2005. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

(3)	Consists of 55,000 shares held by Mr. Stroud directly, 4,937,750 shares held indirectly over which Mr. Stroud has voting and dispositive power and 134,409 shares that Mr. Stroud may acquire upon the exercise of options immediately or within 60 days after March 14, 2005.

(4)	According to Schedule 13G/ A, filed February 9, 2005. The address of Dimensional Fund Advisors Inc. (“Dimensional”) is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Consists of shares held in investment companies, trusts and accounts over which Dimensional possesses investment and/or voting power in its role as investment advisor or manager. Dimensional disclaims beneficial ownership of the shares.

(5)	According to Schedule 13G, filed February 14, 2005. The address of Lord Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey 07302.

(6)	According to Schedule 13G/ A, filed February 8, 2005. The address of T. Rowe Price Associates, Inc, is 100 E. Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,561,500 shares, representing approximately 6.1% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)	According to Schedule 13G, filed February 14, 2005. The address of Wasatch Advisors is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(8)	According to Schedule 13G, filed February 14, 2005. The address of Gruber and McBaine Capital Management, LLC (“GMCM”) is 50 Osgood Place, Penthouse, San Francisco, California 94133. GMCM is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of the shares. Jon D. Gruber and J. Patterson McBaine are the Managers, controlling persons and portfolio managers of GMCM. No individual clients holdings of the shares are more than five percent of the outstanding Stock. Lagunitas Partners (“Lagunas”) and Firefly Partners LP (“Firefly”) are investment limited partnerships of which GMCM is the general partner. GMCM, Mr. Gruber, Mr. McBaine, Eric B. Swergold and J. Lynn Rose constitute a group within the meaning of Rule 13d-5(b) under the Exchange Act. Lagunitas and Firefly are not members of any group and disclaims beneficial ownership of the shares.

(9)	Includes 136,850 shares over which Mr. Gruber has sole voting and dispositive power.

(10)	Includes 134,800 shares over which Mr. McBaine has sole voting and dispositive power.

(11)	According to Schedule 13G, filed January 28, 2005. The address for each of Mr. Hanerfeld and Mr. Feldman is 1919 Pennsylvania Avenue, NW, Suite 275, Washington, DC 20006. As sole stockholders, directors and executive officers of West Creek Capital, Inc., a Delaware corporation that is the general partner of West Creek Capital, L.P., a Delaware limited partnership that is the investment adviser to (i) West Creek Partners Fund L.P., a Delaware limited partnership (the “Fund”), and (ii) certain private accounts (the “Accounts”), Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the 642,000 shares of Common Stock owned by the Fund and 70,000 shares of Common Stock held in the Accounts. As voting members of Cumberland Investment Partners, L.L.C., a Delaware limited liability company (“Cumberland”), Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the 620,000 shares of Common Stock owned by Cumberland.

(12)	Includes 44,600 shares beneficially owned by Mr. Hanerfeld.

(13)	Includes 22,000 shares beneficially owned by Mr. Feldman.

(14)	According to Schedule 13G/ A, filed February 10, 2000. The address of J.&W. Seligman & Co. Incorporated (“Seligman”) and William C. Morris is 100 Park Avenue, New York, New York 10017. Seligman is an investment advisor in which Mr. Morris owns the majority of the outstanding voting securities. Accordingly, the shares reported herein by Mr. Morris include those shares separately reported by Seligman.

(15)	Consists of 454,100 shares held by Mr. Cohen directly, 300 shares held by family members of Mr. Cohen, and 222,409 shares that Mr. Cohen may acquire upon the exercise of options immediately or within 60 days after March 14, 2005.

(16)	Consists of 140,196 shares that Mr. Johannessen may acquire upon the exercise of options immediately or within 60 days after March 14, 2005.

(17)	Consists of 82,324 shares that Mr. Brickman may acquire upon the exercise of options immediately or within 60 days after March 14, 2005.

(18)	Consists of 43,010 shares that Mr. Beattie may acquire upon the exercise of options immediately or within 60 days after March 14, 2005.

(19)	Consists of 4,800 shares held by Mr. Moore directly and 30,271 shares that Mr. Moore may acquire upon the exercise of options immediately or within 60 days after March 14, 2005.

(20)	Consists of 1,000 shares held by Dr. Nee directly, 1,000 shares held by Mimi Nee, the spouse of Dr. Nee, and 30,271 shares that Dr. Nee may acquire upon the exercise of options immediately or within 60 days after March 14, 2005.

(21)	Consists of 13,500 shares that Mr. Hartberg may acquire upon the exercise of options immediately or within 60 days after March 14, 2005.

(22)	Consists of 3,000 shares that Ms. Krueger may acquire upon exercise of options immediately or within 60 days after March 14, 2005.

(23)	Includes 894,579 shares that such officers and/or directors, collectively, may acquire upon the exercise of options immediately or within 60 days after March 14, 2005.

ELECTION OF DIRECTORS
(PROPOSAL 1)
Nominees and Continuing Directors
      Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until the Annual Meeting to be held in 2008 and until his successor is duly qualified and elected or until his earlier resignation or removal. Each of the nominees is presently a director of the Company.

			Director’s
Name	Age	Position(s) with the Company	Term Expires

Nominees:
Lawrence A. Cohen	51	Vice Chairman of the Board and Chief Executive Officer of the Company	2005
Craig F. Hartberg	68	Director	2005
Continuing Directors:
James A. Stroud	54	Chairman of the Board and Chairman and Secretary of the Company	2006
Keith N. Johannessen	48	President and Chief Operating Officer of the Company and Director	2006
Jill M. Krueger	46	Director	2006
James A. Moore	70	Director	2007
Dr. Victor W. Nee	69	Director	2007
      James A. Stroud has served as a director and officer of the Company and its predecessors since January 1986. He currently serves as Chairman of the Board and Chairman and Secretary of the Company. Mr. Stroud also serves on the boards of various educational and charitable organizations and in varying capacities with several trade organizations, including as a member of the Founder’s Council and Leadership Counsel of the Assisted Living Federation of America. Mr. Stroud also serves as an Owner/ Operator Advisory Group member to the National Investment Conference and as a Founding Sponsor of The Johns Hopkins University Senior Housing and Care Program. Mr. Stroud was the past President and a member of the board of directors of the National Association for Senior Living Industry Executives. He was also a Founder of the Texas Assisted Living Association and served as a member of its board of directors. Mr. Stroud has earned a Masters in Law, is a licensed attorney and is also a Certified Public Accountant. Mr. Stroud has had positions with businesses involved in senior living for 20 years.
      Lawrence A. Cohen has served as a director and Vice Chairman of the Board since November 1996. He has served as Chief Executive Officer of the Company since May 1999 and was Chief Financial Officer from November 1996 to May 1999. From 1991 to 1996, Mr. Cohen served as President and Chief Executive Officer of Paine Webber Properties Incorporated, which controlled a real estate portfolio having a cost basis of approximately $3.0 billion, including senior living facilities of approximately $110.0 million. Mr. Cohen serves on the boards of various charitable organizations and was a founding member and is on the executive committee of the Board of the American Seniors Housing Association. Mr. Cohen has earned a Masters in Law, is a licensed attorney and is also a Certified Public Accountant. Mr. Cohen has had positions with businesses involved in senior living for 20 years.
      Keith N. Johannessen has served as President of the Company and its predecessors since March 1994, and previously served as Executive Vice President from May 1993 to February 1994. Mr. Johannessen has served as a director and Chief Operating Officer since May 1999. From 1992 to 1993, Mr. Johannessen served as Senior Manager in the health care practice of Ernst & Young. From 1987 to 1992, Mr. Johannessen was Executive Vice President of Oxford Retirement Services, Inc. Mr. Johannessen has served on the State of the

Industry and Model Assisted Living Regulations Committees of the American Seniors Housing Association. Mr. Johannessen has been active in operational aspects of senior housing for 26 years.
      Craig F. Hartberg has been a director since February 2001. Mr. Hartberg currently serves as a Small Business Advisor for the Louisiana Department of Development. Mr. Hartberg was in the banking industry for 28 years. From 1991 to 2000, Mr. Hartberg served as First Vice President, Senior Housing Finance for Bank One, Texas, N.A. From 1989 to 1991, Mr. Hartberg was the Senior Vice President, Manager Private Banking for Team Bank in Dallas, Texas. Mr. Hartberg graduated from the Southwestern Graduate School of Banking at Southern Methodist University. He earned his Masters of Business Administration at the University of Wyoming. Mr. Hartberg served as a member of the Board of Directors of the National Association of Senior Living Industry Executives and as a member of the Assisted Living Federation of America.
      James A. Moore is President of Moore Diversified Services, Inc., a senior living consulting firm engaged in market feasibility studies, investment advisory services, and marketing and strategic consulting in the senior living industry. Mr. Moore has over 40 years of industry experience and has conducted over 1,800 senior living consulting engagements in approximately 600 markets, in 47 states and six countries. Mr. Moore has authored numerous senior living and health care industry technical papers and trade journal articles, as well as the books Assisting Living — Pure & Simple Development and Operating Strategies and Assisted Living 2000, which are required assisted living certification course materials for the American College of Health Care Administrators. Mr. Moore’s latest book, Assisted Living Strategies for Changing Markets, was released in May 2001. Mr. Moore holds a Bachelor of Science degree in Industrial Technology from Northeastern University in Boston and an MBA in Marketing and Finance from Texas Christian University in Fort Worth, Texas.
      Dr. Victor W. Nee has been a Professor in the Department of Aerospace and Mechanical Engineering at the University of Notre Dame since 1965. Dr. Nee is currently Professor Emeritus at the University of Notre Dame. In addition to his professorial duties, Dr. Nee served as Director of the Advanced Technology Center at the University of Massachusetts, Dartmouth from 1993 to 1995, and as Director of the Advanced Engineering Research Laboratory at the University of Notre Dame from 1991 to 1993. Dr. Nee received a Bachelors of Science from the National Taiwan University in Civil Engineering and a Ph.D. in Fluid Mechanics from The Johns Hopkins University. Dr. Nee holds international positions as an advisor to governmental, educational and industrial organizations in China.
      Jill M. Krueger has served as President and Chief Executive of Health Resources Alliance, Inc. (“HRA”), a company specializing in providing for rehabilitative and wellness services, institutional pharmacy services and products and programs designed to promote independence, health and wellness for elderly persons. Ms. Krueger also manages Senior Care Network, a St. Louis based alliance, and Alliance Continuing Care Network, a New York based alliance, both of which create and implement innovative programs and services either to enhance quality of life for seniors through wellness and prevention or create cost efficiencies. Ms. Krueger was a partner at KPMG responsible for overseeing the firm’s national Long-term Care and Retirement Housing Practice. Ms. Krueger served as a public commissioner for the Continuing Care Accreditation Commission (“CCAC”) and as a member of the CCAC financial advisory board from 1997 to 2001. Ms. Krueger also served on the American Association for Homes and Services for Aged (“AAHSA”) House of Delegates, the AAHSA Managed Care Committee, and has been a member of the Alexian Brothers Health Systems Strategic Planning Committee since 1996. Ms. Krueger has served on the Board of Directors and the Finance/ Audit Committee for The Children Place, an organization dedicated to assisting children that are HIV or drug affected. Ms. Krueger has served on the Board of Directors and is the Chairperson for the Audit Committee for Franciscan Sisters Communities of Chicago since 2003.
      The Board of Directors does not anticipate that any of the aforementioned nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

      There are no family relationships among any of the directors, director nominees or executive officers of the Company.
      The Board of Directors unanimously recommends a vote “FOR” the election of each of the individuals nominated for election as a director.
BOARD OF DIRECTORS AND COMMITTEES
      The Company’s Board of Directors currently consists of seven directors. The Board of Directors has determined that Craig F. Hartberg, James A. Moore, Dr. Victor W. Nee and Jill M. Krueger are independent within the meaning of the corporate governance rules of the NYSE. The Company has adopted a Director Independence Policy, a copy of which, as amended, is included as Appendix A to this Proxy Statement. The Board of Directors determined that Ms. Krueger, Messrs. Hartberg and Moore and Dr. Nee are independent in accordance with this Policy.
      The Board of Directors held eleven meetings during 2004. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served. Under the Company’s Corporate Governance Guidelines, each director is expected to attend meetings of the Board of Directors, the annual shareholders meeting and meetings of the committees of the Board on which they serve. All directors then serving on the Board attended the Company’s 2004 Annual Meeting of Stockholders.
      Committees of the Board of Directors include the Audit Committee, the Nominating Committee and the Compensation Committee.
     Audit Committee
      The Audit Committee consists of Messrs. Hartberg and Moore and Ms. Krueger, each of whom is independent, as defined by the listing standards of the NYSE in effect as of the date of this Proxy Statement. The Board of Directors has determined that Ms. Krueger qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations. The Board of Directors adopted in 2004 an amended and restated Audit Committee Charter which is available on the Company’s website at http://www.capitalsenior.com in the Investor Relations section. Pursuant to this Charter, the Audit Committee serves as an independent party to oversee the Company’s financial reporting process and internal control system, to appoint, replace, provide for compensation of and to oversee the Company’s independent accountants and provide an open avenue of communication among the independent accountants and the Company’s senior management and the Board of Directors. The Audit Committee held seven meetings during 2004.
     Nominating Committee
      The Nominating Committee consists of Messrs. Hartberg and Moore and Dr. Nee, each of whom is independent, as defined by the listing standards of the NYSE in effect as of the date of this Proxy Statement. The Nominating Committee identifies individuals qualified to become Board members and recommends Board nominees to the Board of Directors. The Nominating Committee also oversees the evaluation of the Board of Directors and management and develops and recommends for Board of Directors approval the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines. The amended and restated Nominating Committee Charter and the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on the Company’s website at http://www.capitalsenior.com in the Investor Relations section. The Nominating Committee held two meetings during 2004.
     Compensation Committee
      The Compensation Committee consists of Messrs. Hartberg and Moore and Dr. Nee. The Compensation Committee held six meetings during 2004 and is responsible for approval of the compensation and objectives and goals of the Chief Executive Officer of the Company and for making recommendations to the Board of

Directors concerning the Company’s executive compensation policies for other senior officers and administering the 1997 Omnibus Stock and Incentive Plan. The Compensation Committee Charter is available on the Company’s website at http://www.capitalsenior.com in the Investor Relations section.
Director Nominations
      The Nominating Committee of the Board of Directors is responsible under its charter for identifying and recommending qualified candidates for election to the Board of Directors. In addition, shareholders who wish to recommend a candidate for election to the Board of Directors may submit the recommendation to the chairman of the Nominating Committee, in care of the General Counsel of the Company. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate and must be received in writing by December 9, 2005 for consideration by the Nominating Committee for the 2006 Annual Meeting of Stockholders.
      Although the Nominating Committee is willing to consider candidates recommended by shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by security holders. The Nominating Committee believes that a formal policy is not necessary or appropriate because of the small size of the Board of Directors and because the Company’s current Board of Directors already has a diversity of business background, shareholder representation and industry experience.
      The Nominating Committee does not have specific minimum qualifications that must be met by a candidate for election to the Board of Directors in order to be considered for nomination by the Committee. In identifying and evaluating nominees for director, the Committee considers each candidate’s qualities, experience, background and skills, as well as any other factors which the candidate may be able to bring to the Board that the Board currently does not possess. The process is the same whether the candidate is recommended by a shareholder, another director, management or otherwise. The Company does not pay a fee to any third party for the identification of candidates, but the Company has paid a fee in the past to a third party for a background check for a candidate.
      With respect to this year’s nominees for director, each of Mr. Cohen and Mr. Hartberg is a current director standing for re-election.
Website
      The Company’s internet website www.capitalsenior.com contains an Investor Relations section, which provides links to the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, Section 16 filings, amendments to those reports and filings, corporate governance guidelines and charters of the committees of the Board of Directors. These documents are available in print free of charge to any stockholder who requests it as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission.
Communication with Directors
      Correspondence may be sent to the directors, including the non-management directors individually or as a group, in care of James A. Stroud, Chairman, with a copy to the General Counsel, David R. Brickman, at the Company’s principal business office, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.
      All communication received as set forth above will be opened by the Chairman and General Counsel for the sole purpose of determining whether the contents represent a message to the Company’s directors. Appropriate communications other than advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.
Director Compensation
      Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. Non-employee directors are entitled to an annual retainer of $15,000 payable, in arrears, on the date of each Annual Meeting. Non-employee directors are also entitled to a fee of $750 for each Board meeting attended by such director, and $500 for each committee meeting attended by such director. All directors are entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings. In addition, non-employee directors receive options to purchase shares of Common Stock or shares of restricted stock in accordance with the provisions of the 1997 Omnibus Stock and Incentive Plan.
Executive Compensation
      The following table sets forth certain summary information concerning the compensation paid to any person who served as the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers whose salary exceeded $100,000 for services rendered in all capacities to the Company for the fiscal years ended December 31, 2004, 2003 and 2002, respectively. All of the executive officers named below are referred to herein as the “Named Executive Officers.”
Summary Compensation Table

		Annual Compensation(1)			Long-Term
					Compensation
				Other Annual
Name and Principal Positions	Year	Salary	Bonus	Compensation (2)	Options/SARs

Lawrence A. Cohen	2004	366,753	317,619	6,000	—
Chief Executive Officer and	2003	352,647	254,262	6,000	100,000
Vice Chairman of the Board	2002	339,084	187,446	6,000	—
James A. Stroud	2004	305,627	216,114	10,035	—
Chairman and Secretary of the Company and	2003	293,872	197,756	8,151	—
Chairman of the Board	2002	282,570	144,227	5,189	—
Keith N. Johannessen	2004	234,000	167,123	6,500	—
President and	2003	225,000	151,516	6,000	56,540
Chief Operating Officer	2002	201,986	111,661	5,500	—
Ralph A. Beattie	2004	218,468	159,104	7,481	—
Executive Vice President and	2003	210,066	138,835	6,000	—
Chief Financial Officer	2002	201,986	111,661	5,500	—
David R. Brickman	2004	174,446	45,000	3,255	—
Vice President — General Counsel	2003	168,547	30,000	3,018	41,120
	2002	162,064	30,000	1,549	—

(1)	Annual compensation does not include the cost to the Company of benefits that certain executive officers receive in addition to salary and cash bonuses. The aggregate amounts of such personal benefits, however, did not exceed the lesser of either $50,000 or 10% of the total annual compensation of such executive officer.

(2)	Other annual compensation includes Employer 401(k) match and auto allowance.

Aggregated Stock Option/ SAR Exercises During 2004 and Stock
Option/ SAR Values as of December 31, 2004
      The following table provides information regarding the exercise of stock options during 2004 by the Named Executive Officers and describes for each of the Named Executive Officers the potential realizable values for their options at December 31, 2004:
Aggregated Option/SAR Exercises in Last Fiscal Year and
Option/SAR Values at December 31, 2004

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options/SARs at Fiscal	Options/SARs at Fiscal
	Acquired on	Value	Year End(#)	Year End(1)
	Exercise	Realized
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Lawrence A. Cohen	—	—	222,409/0	$409,530/0
James A. Stroud	—	—	134,409/0	$69,850/0
Keith N. Johannessen	—	—	140,196/0	$279,622/0
Ralph A. Beattie	60,000	$192,000	43,010/0	$87,310/0
David R. Brickman	—	—	82,324/0	$127,564/0

(1)	All of the options reflected above were granted at exercise prices ranging from $1.80 to $7.06. The closing price per share of the Company’s Common Stock on December 31, 2004 was $5.66.
Employment Agreements
      The Company has entered into employment agreements with each of its named executive officers. Mr. Cohen entered into an employment agreement in November 1996 which was subsequently amended in May 1999, January 2003 and February 2004. Mr. Stroud entered into an employment agreement with the Company in May 1997 which was subsequently amended in March and May 1999, November 2000 and January 2003. Mr. Johannessen entered into an employment agreement with the Company in November 1996 which was subsequently amended in May 1999 and January 2003. Mr. Beattie entered into an employment agreement with the Company in May 1999 which was subsequently amended in January 2003. Mr. Brickman entered into an employment agreement with the Company in December 1996 which was subsequently amended in January 2003.
      Mr. Cohen’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder consists of a minimum annual base salary of $300,000, subject to annual adjustments, and a bonus of not less than 33% of his base salary in the event certain performance standards are met. Mr. Stroud’s employment agreement contains terms that renew annually for successive four-year periods, and the compensation thereunder consists of a minimum base salary of $250,000, subject to annual adjustments, and a bonus of not less than 33% of his base salary in the event certain performance standards are met. Mr. Johannessen’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder consists of an annual base salary of $180,000, subject to annual adjustments, and a bonus of not less than 33% of his base salary in the event certain performance standards are met. Mr. Beattie’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder consists of an annual base salary of $180,000 per annum, subject to adjustments, and a bonus of not less than 33% of his base salary in the event certain performance standards are met. Mr. Brickman’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder consists of an annual base salary of $146,584 for 2001, subject to annual adjustments.
      Annual bonus awards are determined by the Board of Directors or the Compensation Committee. Included in each employment agreement is a covenant of the employee not to compete with the Company during the term of his employment and for a period of one year thereafter.

      Messrs. Cohen, Stroud, Johannessen and Beattie’s employment agreements provide that if the employee is terminated by the Company, other than for cause or for reasons of death or disability or if he voluntarily resigns for good reason, then the Company will pay his base salary plus his annual bonus paid during the term of the employment agreement in the past 12 months for the balance of the term of the agreement, but not less than two years (base salary plus annual bonus paid during the term of his employment agreement in the past 12 months for three years if the termination is due to a Fundamental Change, as defined therein). Mr. Brickman’s employment agreement provides that if the employee is terminated by the Company, other than for cause or for reasons of death or disability or the employee voluntarily resigns for good reason, then the Company will pay the employee his base salary for the balance of the term of the employment agreement, but in any event not to exceed two years, and not less than two years from the date of notice of the termination.
      Under the Company’s employment agreements with Mr. Cohen and Mr. Stroud, Mr. Cohen and Mr. Stroud are each entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of securities of the Company they hold. Under Mr. Cohen’s employment agreement, if the Company proposes to register any of its securities under the Securities Act either for its own account or the account of other security holders, Mr. Cohen is entitled to notice of the registration and has the right to include the securities of the Company that he holds in the registration. Under Mr. Stroud’s employment agreement he has similar registration rights as Mr. Cohen. These registration rights are subject to certain conditions, including the right of any underwriters of these offerings to limit the number of shares included in any of these registrations. The Company has agreed to pay all expenses related to these registrations, except for underwriting discounts and selling commissions. In addition to the rights described above, under Mr. Stroud’s employment agreement, upon a registration event, as defined in the employment agreement, he has certain rights to require the Company to register the securities of the Company that he holds for resale.
Compensation Committee Report on Executive Compensation
      The Board of Directors has established a Compensation Committee to review and approve the compensation levels of executive officers of the Company, evaluate the performance of the executive officers and to review any related matters for the Company. The Compensation Committee is charged with reviewing with the Board of Directors in detail all aspects of the cash compensation for the executive officers of the Company. Equity compensation and other forms of compensation for the executive officers is also considered by the Compensation Committee. In 2004, the Compensation Committee consisted of Messrs. Hartberg and Moore and Dr. Nee.
      The philosophy of the Company’s compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include preserving a strong financial posture, increasing the assets of the Company, positioning the Company’s assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing stockholder value and ensuring the competitiveness of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years, these conditions reflect a highly competitive market environment and rapidly changing regional, geographic and industry market conditions. However, the Compensation Committee is also mindful of the fact that several of the Company’s executive officers have entered into employment agreements in connection with their agreements to join the Company; accordingly, with respect to those executive officers, the Compensation Committee recognizes that, to a large degree, compensation for such persons is set by contract.
      In general, the Compensation Committee has determined that the available forms of executive compensation should include base salary, cash bonus awards, stock options and restricted stock. Performance of the Company will be a key consideration (to the extent that such performance can fairly be attributed or related to such executive’s performance), as well as the nature of each executive’s responsibilities and capabilities. The Company’s compensation philosophy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long-term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company’s compensation philosophy also will give consideration to the Company’s achieve-

ment of specified business objectives in the areas of earnings per share, corporate goals, individual goals and stock price goals when determining executive officer compensation. The Compensation Committee will endeavor to compensate the Company’s executive officers based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers.
      An additional objective of the Compensation Committee in determining compensation is to reward executive officers with equity compensation in addition to salary in keeping with the Company’s overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all employees and executive officers. In making its determinations, some consideration will be given by the Compensation Committee to the number of options already held by such persons and the existing amount of Common Stock already owed by such persons. The Compensation Committee believes that the award of stock options and restricted stock represents an effective incentive to create value for the stockholders. During 2004, additional grants were authorized for new and existing key employees.
      On the recommendation of the Compensation Committee, the 2004 base salary for Lawrence A. Cohen, the Company’s Chief Executive Officer, was established at $366,753 by the Company’s Board of Directors effective for fiscal 2004. Mr. Cohen’s base salary was generally based on the same factors and criteria outlined above, being compensation paid to chief executives of comparable companies, individual as well as corporate performance and a general correlation with compensation of other executive officers of the Company. The $317,619 bonus paid to Mr. Cohen in 2004 was determined under the incentive compensation criteria described above. In considering whether a cash bonus would be awarded to Mr. Cohen, the Compensation Committee recognized Mr. Cohen’s efforts to execute on the Company’s 2004 Business Plan. The Compensation Committee also considered the goals and criteria which had been established for Mr. Cohen for fiscal 2004, the Company’s results and the other factors described in its analysis above.
      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee will consider the net cost to the Company in making all compensation decisions.

Compensation Committee

Craig F. Hartberg
James A. Moore
Dr. Victor W. Nee
Compensation Committee Interlocks and Insider Participation
      No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated pursuant to the Securities Act. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Report of the Audit Committee
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence and the compatibility of nonaudit services with such independence.
      The Audit Committee discussed with the independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held seven meetings during fiscal year 2004.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee

Craig F. Hartberg, Chairman
James A. Moore
Jill M. Krueger

COMPARATIVE TOTAL RETURNS
      The following Performance Graph shows the changes for the five year period ended December 31, 2004 in the value of $100 invested in: (1) the Company’s Common Stock; (2) the Standard & Poor’s Broad Market Index (the “S&P 500”); and (3) the common stock of the Peer Group (as defined below) of companies, whose returns represent the arithmetic average for such companies. The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment with dividends on the respective ex-dividend dates. The change in the Company’s performance for the year ended December 30, 2004, results from the price of the Company’s Common Stock decreasing from $5.88 per share at December 30, 2003 to $5.66 per share at December 31, 2004.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG CAPITAL SENIOR LIVING CORPORATION,
THE S&P 500 INDEX AND THE PEER GROUP
      The preceding graph assumes $100 invested at the beginning of the measurement period in the Common Stock of the Company, the S&P 500 and the Peer Group and was plotted using the following data:

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04

Capital Senior Living Corporation	100.00	48.15	58.66	50.37	116.14	111.79
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02
Peer Group	100.00	121.73	138.66	125.46	195.47	272.01
      The Company’s Peer Group consists of American Retirement Corporation, Emeritus Corporation and Sunrise Assisted Living, Inc., which were chosen by the principal executive officers of the Company after reviewing publicly filed documents of companies based on the Company’s industry and market capitalization.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policy of the Board of Directors
      The Company has implemented a policy requiring any material transaction (or series of related transactions) between the Company and related parties to be approved by a majority of the directors who have no beneficial or economic interest in such transaction, upon such directors’ determination that the terms of the transaction are no less favorable to the Company than those that could have been obtained from third parties. There can be no assurance that these policies will always be successful in eliminating the influence of conflicts of interest.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”), to file reports of ownership and changes of ownership with the Securities and Exchange Commission (“SEC”) and the NYSE. Officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Stockholders were timely met, except for a late initial report filed by Gloria Holland and a late initial report filed by Jill M. Krueger.

FEES PAID TO INDEPENDENT AUDITORS
      The aggregate fees billed by Ernst & Young LLP, the Company’s independent auditors, in fiscal 2004 and 2003 were as follows:

	Fees

Services Rendered	2004	2003

Audit services(1)	$692,410	$567,350
Audit-Related services(2)	20,627	37,000
Tax services(3)	—	53,880

Total	$713,037	$658,230

(1)	Includes professional services for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Form 10-Q filings, services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit services for fiscal 2004 include $269,300 in fees related to Sarbanes-Oxley Section 404 compliance.

(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statement. This category includes fees related to the audit of the Company’s 401(k) plan and consulting services.

(3)	Includes fees associated with tax compliance, tax advice and tax planning.
      The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Ernst & Young LLP’s independence and has concluded that it is.
      The Audit Committee has the sole authority to appoint or replace the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee is responsible for the engagement of the independent auditor to provide permissible non-audit services, which require preapproval by the Audit Committee (other than with respect to de minimis exceptions described in the rules of the NYSE or the SEC that are approved by the Audit Committee). The Audit Committee ensures that approval of non-audit services by the independent auditor are disclosed to investors in periodic reports filed with the SEC.
      The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent auditors, to be the principal independent auditors of the Company through the first quarter of fiscal year 2005. Ernst & Young LLP has served as the Company’s independent auditors for several years. The Company intends to initiate a bid process for the appointment of independent auditor for the remainder of fiscal year 2005 to ensure it receives cost effective audit services. The Company intends to invite Ernst & Young LLP to participate in the bid process.
      Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
OTHER BUSINESS
(PROPOSAL 2)
      The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless directed by the proxy to do otherwise.

GENERAL
      The cost of any solicitation of proxies by mail will be borne by the Company. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of Common Stock registered in their names, will be requested to forward solicitation material to the beneficial owners of such shares and to secure their voting instructions. The cost of such solicitation will be borne by the Company.
      The information contained in this Proxy Statement in the sections entitled “Election of Directors — Compensation Committee Report on Executive Compensation,” “— Report of the Audit Committee” and “— Comparison of Five Year Cumulative Total Return” shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act , or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
      Stockholder proposals to be included in the proxy statement for the next Annual Meeting must be received by the Company at its principal executive offices on or before December 9, 2005 for inclusion in the Company’s Proxy Statement relating to that meeting.

By Order of the Board of Directors

James A. Stroud
Chairman of the Board and Secretary
April 8, 2005
Dallas, Texas

APPENDIX A
CAPITAL SENIOR LIVING CORPORATION
DIRECTOR INDEPENDENCE POLICY
      No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company.
      The following guidelines shall be considered in making this determination:

•	A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, an executive officer, of the Company is not “independent”;

•	A director who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent”;

•	A director (a) who is or whose immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (b) who is a current employee of such a firm, (c) whose immediate family member is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (d) who is or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time, is not “independent”;

•	A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that other company’s compensation committee is not “independent”;

•	A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent”;

•	A director who serves as an executive officer, or whose immediate family member serves as an executive officer, of a tax exempt organization that, within the preceding three years received contributions from the Company, in any single fiscal year, of an amount equal to the greater of $1 million or 2% of such organization’s consolidated gross revenue, is not “independent”; and

•	A director who has a beneficial ownership interest of 10% or more in a company which has received remuneration from the Company in any single fiscal year in an amount equal to the greater of $1 million or 2% of such Company’s consolidated gross revenue is not “independent” until three years after falling below such threshold.
      The term “Company” when used herein shall mean Capital Senior Living Corporation and any direct or indirect subsidiary of Capital Senior Living Corporation which is part of the consolidated group.
      An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.
      Members of the Audit Committee must also satisfy an additional independence requirement. They may not accept any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries or affiliates other than directors’ compensation.

A-1

      The Board shall undertake an annual review of the independence of all non-management directors. In advance of the meeting at which this review occurs, each non-management director shall be asked to provide the Board with full information regarding the director’s business and other relationships with the Company to enable the Board to evaluate the director’s independence.
      Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand directors or members of their immediate family, and, on the other hand, the Company, whether or not such business relationships are described above.

Adopted by Resolution of the Board of
Directors on February 10, 2005

A-2

This proxy will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the election of each of the nominees for director and “FOR” Proposal 2, Proposal 3 and Proposal 4.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	Proposal to elect as directors of the Company the following persons to hold office until the annual meeting of stockholders to be held in 2007 or until their successors have been duly qualified and elected.

FOR all nominees	WITHHOLD	Nominees: 01 James A. Moore, and 02 Dr. Victor W. Nee
listed to the right	AUTHORITY
(except as marked	to vote for all nominees	(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space
to the contrary)	listed to the right	provided below.)

☐	☐

2.	To ratify the appointment of Ernst & Young LLP, independent accountants, as the Company’s independent Auditors.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	To approve the amendment to the Capital Senior Living Corporation 1997 Omnibus Stock and Incentive Plan (as amended) to increase the number of shares issuable thereunder from 2,000,000 to 2,575,000.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:	, 2004

Signature

Signature

Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é FOLD AND DETACH HERE é

You can view the Annual Report and Proxy Statement
on the Internet at www.capitalsenior.com

CAPITAL SENIOR LIVING CORPORATION
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lawrence A. Cohen and James A. Stroud and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated hereon, all of the shares of the common stock of Capital Senior Living Corporation (the “Company”), held of record by the undersigned on March 23, 2004, at the Annual Meeting of Stockholders of the Company to be held on May 19, 2004, and any adjournment(s) thereof.

(To Be Dated And Signed On Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

You can now access your Capital Senior Living account online.

Access your Capital Senior Living shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Capital Senior Living, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

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